                                                                    Exhibit 11.4

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                              NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                        ----------------------------------------------
                                                           NUMBER           PERCENT        EQUIVALENT
                                                          OF SHARES       OUTSTANDING        SHARES
                                                        -------------     -----------     ------------
COMMON STOCK
   From Founders' Stock                                     2,300,000          100.00%       2,300,000
   Stock Options Exercised                                    702,486           90.83%         638,067
   Preferred Stock Converted to Common Stock               15,310,943          100.00%      15,310,943
   1994 Common Stock Offerings                             11,242,857          100.00%      11,242,857
   1995 Common Stock Offerings                              4,323,874          100.00%       4,323,874
   1996 Common Stock Offering                               6,000,000          100.00%       6,000,000
   Employee Stock Purchase Plan Shares Issued                  58,431           69.36%          40,526
   1997 Warrants Exercised                                     48,300           79.05%          38,182
                                                        -------------                     ------------
                                                           39,986,891                       39,894,449

WEIGHTED AVERAGE SHARES OUTSTANDING                                                         39,894,449

NET LOSS                                                                                  ($33,760,263)


NET LOSS PER SHARE                                                                              ($0.85)
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